Exhibit 99.1

ESSEX

PROPERTY TRUST, INC.

THIRD QUARTER 2017

EARNINGS RELEASE & SUPPLEMENTAL FINANCIAL INFORMATION

8TH REPUBLICAN APARTMENTS
NOW LEASING

8TH & REPUBLICAN
211 UNITS
SEATTLE, WA

ESSEX PROPERTY TRUST, INC.
1100 Park Place, Suite 200
San Mateo, CA 94403
(650) 655-7800

Essex Announces Third Quarter 2017 Results

San Mateo, California—November 1, 2017—Essex Property Trust, Inc. (NYSE:ESS) announced today its third quarter 2017 earnings results and related business activities.

Net Income and Funds from Operations (“FFO”) per diluted share for the quarter ended September 30, 2017 are detailed below. Core FFO excludes acquisition and investment related costs and certain non-routine items.

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2017	2016	Change	2017	2016	Change
Per Diluted Share
Net Income	$1.21	$1.00	21.0%	$5.00	$3.29	52.0%
Total FFO	$2.97	$2.81	5.7%	$8.90	$8.27	7.6%
Core FFO	$2.98	$2.81	6.0%	$8.90	$8.23	8.1%

Third Quarter Highlights:

•
Reported Net Income per diluted share for the third quarter of 2017 of $1.21, compared to $1.00 in the third quarter of 2016.  The increase is primarily due to gains on sale of real estate in our co-investment portfolio.

•	Grew Core FFO per diluted share by 6.0% compared to the third quarter of 2016, achieving the high-end of the guidance range.

•	Achieved same-property gross revenue and net operating income (“NOI”) growth of 3.1% compared to the third quarter of 2016.

•	Realized a sequential quarterly increase in same-property revenue growth of 1.5% compared to the second quarter of 2017.

•	Updated full-year 2017 earnings guidance:

o
Increased full-year Net Income per diluted share guidance range by $0.17 per share at the midpoint to a range of $6.00 to $6.10. Provided Net Income guidance range for the fourth quarter of $1.00 to $1.10 per diluted share.

o
Increased full-year Total FFO per diluted share guidance range by $0.03 per share at the midpoint to a range of $11.82 to $11.92. Provided Total FFO guidance range for the fourth quarter of $2.92 to $3.02 per diluted share.

o
Increased full-year Core FFO per diluted share guidance by $0.06 per share at the midpoint to a range of $11.84 to $11.94. Provided Core FFO guidance range for the fourth quarter of $2.95 to $3.05 per diluted share.

o
Reaffirmed the midpoint of full-year 2017 guidance by tightening the ranges for growth in same-property revenues, operating expenses, and NOI set forth in the Company’s second quarter 2017 earnings release.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

“We are pleased to report favorable third quarter results, carrying forward the momentum from solid rent growth in the first half of 2017 and resulting in Core FFO at the top of our guidance range.  As a result, we are increasing our Core FFO guidance range for the full-year. As noted last quarter, rental growth across our footprint peaked earlier this year compared to seasonal norms, creating a headwind that our operations team overcame with high occupancy levels and other income. Going forward, we continue to expect market conditions to support rental growth near long-term averages in our West Coast markets,” commented Michael Schall, President and CEO of the Company.

Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property gross revenues for the quarter ended September 30, 2017 compared to the quarter ended September 30, 2016, and the sequential percentage change for the quarter ended September 30, 2017 compared to the quarter ended June 30, 2017, by submarket for the Company:

	Q3 2017 vs. Q3 2016	Q3 2017 vs. Q2 2017	% of Total
	Gross Revenues	Gross Revenues	Q3 2017 Revenues
Southern California
Los Angeles County	2.7%	2.0%	19.9%
Orange County	4.2%	1.5%	11.6%
San Diego County	3.6%	2.5%	9.2%
Ventura County	5.3%	2.5%	4.5%
Other Southern California	5.3%	-2.0%	0.5%
Total Southern California	3.5%	2.0%	45.7%
Northern California
Santa Clara County	1.3%	0.1%	15.6%
Alameda County	1.9%	1.7%	7.3%
San Mateo County	1.0%	0.7%	5.2%
Contra Costa County	0.9%	0.4%	5.1%
San Francisco	4.7%	1.7%	2.0%
Other Northern California	8.5%	-0.9%	0.3%
Total Northern California	1.5%	0.7%	35.5%
Seattle Metro	4.9%	2.1%	18.8%
Same-Property Portfolio	3.1%	1.5%	100.0%

	Year-Over-Year Growth			Year-Over-Year Growth
	Q3 2017 compared to Q3 2016			YTD 2017 compared to YTD 2016
	Gross Revenues	Operating Expenses	NOI	Gross Revenues	Operating Expenses	NOI
Southern California	3.5%	2.2%	4.2%	4.1%	2.1%	5.0%
Northern California	1.5%	3.5%	0.8%	2.6%	2.3%	2.7%
Seattle Metro	4.9%	4.2%	5.3%	6.4%	5.8%	6.8%
Same-Property Portfolio	3.1%	3.0%	3.1%	4.0%	2.9%	4.5%

	Sequential Growth
	Q3 2017 compared to Q2 2017
	Gross Revenues	Operating Expenses	NOI
Southern California	2.0%	4.2%	1.0%
Northern California	0.7%	8.0%	-1.9%
Seattle Metro	2.1%	-1.8%	4.1%
Same-Property Portfolio	1.5%	4.1%	0.4%

	Financial Occupancies
	Quarter Ended
	9/30/2017	6/30/2017	9/30/2016
Southern California	96.8%	96.2%	96.7%
Northern California	96.9%	96.7%	96.5%
Seattle Metro	96.2%	96.2%	96.1%
Same-Property Portfolio	96.7%	96.4%	96.5%

Investment Activity

In August 2017, the Company formed a new joint venture entity, Wesco V, LLC (“Wesco V”), in which the Company has a 50% interest. Each partner has an initial equity commitment of $150.0 million. During the third quarter of 2017, Wesco V acquired two communities:

•
360 Residences in San Jose, CA for a total contract price of $133.5 million. In connection with the purchase of the community, Wesco V assumed a $57.9 million loan at an effective rate of 3.4% and a maturity of 2022. 360 Residences was built in 2010 as a 23-story condominium high-rise comprising 213 apartment homes in downtown San Jose and rented as apartments. The community offers high quality interior finishes and common area amenities including an elevated pool deck with city-views.

•
8th & Republican in Seattle, WA for a total contract price of $101.3 million. The community was built in 2016, contains 211 apartment homes and approximately 13,500 square feet of ground floor retail space. 8th & Republican is located in the South Lake Union neighborhood of downtown Seattle, which is home to the expansive Amazon Headquarters.

Subsequent to quarter-end, the Wesco I, LLC (“Wesco I”) joint venture operating agreement was amended to extend the venture. As part of the amendment, the Company and joint venture partner agreed that the Company earned a promote interest, which is expected to be approximately $38.0 million. The Company also agreed to contribute this earned promote to the joint venture, resulting in an increase in the Company’s ownership interest in Wesco I to approximately 58%. It is expected that the promote will be excluded from Net Income, Total FFO and Core FFO.

Dispositions

In August 2017, the Company sold Madrid Apartments, which was owned by Wesco I. The apartment community is located in Mission Viejo, CA, and contains 230 apartment homes. Total proceeds from the sale were $83.0 million. The Company’s share of the total gain on the sale was $10.1 million, which has been excluded from the calculation of Total FFO and Core FFO.

Other Investments

During the third quarter of 2017, the Company originated $38.9 million in three preferred equity investments in multifamily developments located in Seattle, WA, Marina del Rey, CA, and Woodland Hills, CA. The total investment has an average preferred return of 10.2% with maturities ranging from 2020 to 2024.

Subsequent to quarter-end, the Company originated a $40.0 million preferred equity investment in a multifamily development located in Los Angeles, CA. The investment has a preferred return of 11.3% and matures in 2021.

Development Activity

During the third quarter of 2017, the Company entered into a joint venture to develop Ohlone, a multifamily community containing 269 apartment homes located in San Jose, CA. The Company has a 50% ownership interest in the development, which has a projected total cost of $136.0 million. Construction began in the third quarter of 2017 and the community is expected to open in the third quarter of 2019. The Company has committed to a $28.9 million preferred equity investment in the project, which accrues an annualized preferred return of 10.0% and matures in 2020.

The following table represents the development communities in lease-up during the third quarter of 2017 and the current leasing status as of October 27, 2017.

Project Name	Location	Total Apartment Homes	ESS Ownership	% Leased as of 10/27/17	Status
The Galloway (at Hacienda)	Pleasanton, CA	251	55%	97%	Stabilized
Century Towers	San Jose, CA	376	50%	98%	Stabilized
Total/Weighted Average % Leased		627		97%

Liquidity and Balance Sheet

Common Stock

During the third quarter of 2017, the Company did not issue any common stock through its equity distribution program. Subsequent to quarter-end through October 27, 2017, the Company has issued 33,571 shares of common stock at an average price of $261.19 for net proceeds of $8.7 million. Year-to-date as of October 27, 2017, the Company has issued 345,444 shares of common stock at an average price of $260.38 for net proceeds of $89.1 million.

Balance Sheet

During the fourth quarter of 2017, the Company plans to prepay approximately $90.0 million of secured mortgages with an effective interest rate of 5.7%. The Company will incur approximately $1.8 million of prepayment penalties, which will be excluded from the calculation of Core FFO.

As of October 27, 2017, the Company had approximately $885.0 million in undrawn capacity on its unsecured credit facilities.

Guidance

For the third quarter of 2017, the Company exceeded the midpoint of the guidance range provided in its second quarter 2017 earnings release for Core FFO by $0.05 per share.

The following table provides a reconciliation of third quarter Core FFO per share to the midpoint of the guidance provided in the second quarter 2017 earnings release, which was distributed in July 2017.

Per Diluted Share
Projected midpoint of Core FFO per share for Q3 2017	$2.93
NOI from consolidated communities	0.03
G&A and other income	0.02
Core FFO per share for Q3 2017 reported	$2.98

The following table provides key changes to the full-year 2017 earnings guidance. For additional details regarding the Company’s 2017 assumptions, please see page S-14 of the accompanying supplemental financial information. For the fourth quarter of 2017, the Company has established a range for Core FFO per diluted share of $2.95 to $3.05.

2017 Full-Year Guidance
	Previous Range	Previous Midpoint	Revised Range	Revised Midpoint
Per Diluted Share
Net Income	$5.75 to $6.00	$5.88	$6.00 to $6.10	$6.05
Total FFO	$11.71 to $11.96	$11.84	$11.82 to $11.92	$11.87
Core FFO	$11.70 to $11.96	$11.83	$11.84 to $11.94	$11.89

Same-Property Growth
Gross Revenues	3.2% to 4.0%	3.6%	3.4% to 3.8%	3.6%
Operating Expenses	2.5% to 2.9%	2.7%	2.6% to 2.8%	2.7%
NOI	3.3% to 4.6%	4.0%	3.7% to 4.3%	4.0%

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Thursday, November 2, 2017 at 9 a.m. PT (12 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the third quarter 2017 earnings link. To access the replay digitally, dial (844) 512-2921 using the replay pin number 13671501. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 248 apartment communities with an additional 6 properties in various stages of active development. Additional information about Essex can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information will be furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

Funds from Operations (“FFO”) Reconciliation

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes merger, integration and acquisition costs and items that are not routine or not related to the Company’s core business activities, which is referred to as “Core FFO”, to be useful financial performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and the ability to pay dividends.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as an alternative to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to shareholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three and nine months ended September 30, 2017 and 2016 (in thousands, except for share and per share amounts):
	Three Months Ended September 30,		Nine Months Ended September 30,
Funds from Operations attributable to common stockholders and unitholders	2017	2016	2017	2016
Net income available to common stockholders	$79,723	$65,561	$329,446	$215,555
Adjustments:
Depreciation and amortization	117,451	110,467	350,893	329,847
Gains not included in FFO	(10,307)	-	(125,122)	(33,304)
Deferred tax expense on gain on sale of real estate and land – Taxable REIT Subsidiary activity	-	-	-	4,279
Depreciation and amortization add back from unconsolidated co-investments	13,854	12,857	40,335	37,337
Noncontrolling interest related to Operating Partnership units	2,721	2,223	11,289	7,457
Depreciation attributable to third party ownership and other	(23)	(5)	(74)	(3)
Funds from Operations attributable to common stockholders and unitholders	$203,419	$191,103	$606,767	$561,168
FFO per share – diluted	$2.97	$2.81	$8.90	$8.27
Acquisition and investment related costs	$324	$284	$1,154	$1,379
Gain on sale of marketable securities and other investments	(32)	(1,033)	(1,650)	(2,876)
Interest rate hedge ineffectiveness (1)	1	-	(19)	-
Loss on early retirement of debt	-	211	-	211
Income from early redemption of preferred equity investments	(8)	-	(256)	-
Excess of redemption value of preferred stock over the carrying value	-	-	-	2,541
Insurance reimbursements, legal settlements and other, net	335	(31)	310	(4,041)
Core Funds from Operations attributable to common stockholders and unitholders	$204,039	$190,534	$606,306	$558,382
Core FFO per share – diluted	$2.98	$2.81	$8.90	$8.23
Weighted average number of shares outstanding diluted (2)	68,392,419	67,914,123	68,159,766	67,881,126

(1)
Interest rate swaps are generally adjusted to fair value through other comprehensive income (loss). However, because certain of our interest rate swaps do not have a 0% LIBOR floor, while related hedged debt in these cases is subject to a 0% LIBOR floor, the portion of the change in fair value of these interest rate swaps attributable to this mismatch is recorded as noncash interest rate hedge ineffectiveness through interest expense.

(2)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) and excludes all DownREIT units for which the Operating Partnership has the ability and intention to redeem the DownREIT limited partnership units for cash and does not consider them to be common stock equivalents.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

Net Operating Income ("NOI") and Same-Property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s condensed consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenue less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Earnings from operations	$112,669	$109,412	$334,147	$315,280
Adjustments:
Depreciation and amortization	117,451	110,467	350,893	329,847
Management and other fees from affiliates	(2,395)	(2,093)	(6,927)	(6,145)
General and administrative	9,788	9,647	30,726	28,527
Acquisition and investment related costs	324	284	1,154	1,379
NOI	237,837	227,717	709,993	668,888
Less: Non-same property NOI	(22,550)	(18,909)	(68,682)	(54,927)
Same-Property NOI	$215,287	$208,808	$641,311	$613,961

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company's expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. In this press release and related materials, forward-looking statements include, among other things, statements relating to the Company’s financial guidance for the fourth quarter and full-year 2017, including guidance relating to same-property portfolio growth, funds from operations, gross revenues, operating expenses, and net operating income; estimated costs of property development and redevelopment, the anticipated timing of completion of current development and redevelopment projects and the stabilization of such projects; financial projections and assumptions; financing and investment activities; forecasts of residential supply, jobs, and rent growth in various areas; and other information that is not historical information. The Company's actual results may differ materially from those projected in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, the failure of the Company to achieve its business objectives, changes in market demand for rental units and the impact of competition and competitive pricing, unforeseen consequences from cyber-intrusion, changes in economic conditions, unexpected delays or cost increases in the development and stabilization of development projects, unexpected difficulties in leasing of development projects, total costs of development investments exceeding the Company’s projections, and other risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). All forward-looking statements are made as of the date hereof, and the Company assumes no obligation to update or supplement this information for any reason. For more details relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks relating to our business in general, please refer to our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release, are defined and further explained on pages S-17.1 through S-17.4, "Reconciliations of Non-GAAP Financial Measures and Other Terms," of the accompanying supplemental financial information.  The supplemental financial information is available on the Company's website at www.essex.com.

Contact Information
Barb Pak
Group Vice President of Finance & Investor Relations
(650) 655-7800
bpak@essex.com

Q3 2017 Supplemental
Table of Contents

Page(s)
Consolidated Operating Results	S-1 - S-2
Consolidated Funds From Operations	S-3
Consolidated Balance Sheets	S-4
Debt Summary - September 30, 2017	S-5
Capitalization Data, Public Bond Covenants, Credit Ratings, and Selected Credit Ratios - September 30, 2017	S-6
Portfolio Summary by County - September 30, 2017	S-7
Operating Income by Quarter - September 30, 2017	S-8
Same-Property Revenue Results by County - Quarters ended September 30, 2017 and 2016, and June 30, 2017	S-9
Same-Property Revenue Results by County - Nine months ended September 30, 2017 and 2016	S-9.1
Same-Property Operating Expenses	S-10
Development Pipeline - September 30, 2017	S-11
Redevelopment Pipeline - September 30, 2017	S-12
Capital Expenditures - September 30, 2017	S-12.1
Co-Investments - September 30, 2017	S-13
Assumptions for 2017 FFO Guidance Range	S-14
Reconciliation of Projected EPS, FFO and Core FFO per diluted share	S-14.1
Summary of Apartment Community Acquisitions and Dispositions Activity	S-15
2017 MSA Level Forecast: Supply, Jobs and Apartment Market Conditions	S-16
Reconciliations of Non-GAAP Financial Measures and Other Terms	S-17.1 - S-17.4

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Consolidated Operating Results	Three Months Ended		Nine Months Ended
(Dollars in thousands, except share and per share amounts)	September 30,		September 30,
	2017	2016	2017	2016

Revenues:
Rental and other property	$341,974	$327,078	$1,011,908	$958,818
Management and other fees from affiliates	2,395	2,093	6,927	6,145
	344,369	329,171	1,018,835	964,963

Expenses:
Property operating	104,137	99,361	301,915	289,930
Depreciation and amortization	117,451	110,467	350,893	329,847
General and administrative	9,788	9,647	30,726	28,527
Acquisition and investment related costs	324	284	1,154	1,379
	231,700	219,759	684,688	649,683
Earnings from operations	112,669	109,412	334,147	315,280

Interest expense, net (1)	(53,400)	(53,550)	(159,680)	(155,647)
Interest and other income	5,790	4,943	17,916	19,560
Equity income from co-investments	19,727	9,568	40,934	38,932
Loss on early retirement of debt	-	(211)	-	(211)
Gain on sale of real estate and land	249	-	26,423	20,258
Deferred tax expense on gain on sale of real estate and land	-	-	-	(4,279)
Gain on remeasurement of co-investment	-	-	88,641	-
Net income	85,035	70,162	348,381	233,893
Net income attributable to noncontrolling interest	(5,312)	(4,601)	(18,935)	(14,483)
Net income attributable to controlling interest	79,723	65,561	329,446	219,410
Dividends to preferred stockholders	-	-	-	(1,314)
Excess of redemption value of preferred stock over the carrying value	-	-	-	(2,541)
Net income available to common stockholders	$79,723	$65,561	$329,446	$215,555

Net income per share - basic	$1.21	$1.00	$5.01	$3.29

Shares used in income per share - basic	65,994,896	65,507,669	65,759,450	65,455,004

Net income per share - diluted	$1.21	$1.00	$5.00	$3.29

Shares used in income per share - diluted	66,078,283	65,617,551	65,836,965	65,578,661

(1)	Refer to page S-17.2, the section titled "Interest Expense, Net" for additional information.

See Company's 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Consolidated Operating Results	Three Months Ended		Nine Months Ended
Selected Line Item Detail	September 30,		September 30,
(Dollars in thousands)	2017	2016	2017	2016

Rental and other property
Rental	$319,308	$305,314	$943,976	$896,775
Other property	22,666	21,764	67,932	62,043
Rental and other property	$341,974	$327,078	$1,011,908	$958,818

Property operating expenses
Real estate taxes	$37,531	$35,580	$108,283	$104,540
Administrative and insurance	20,689	19,971	61,934	58,933
Maintenance and repairs	20,018	19,406	57,494	55,873
Utilities	18,279	16,811	51,500	47,836
Property management	7,620	7,593	22,704	22,748
Property operating expenses	$104,137	$99,361	$301,915	$289,930

Interest and other income
Marketable securities and other interest income	$5,504	$3,879	$15,428	$12,643
Gain on sale of marketable securities and other investments	32	1,033	1,650	2,876
Insurance reimbursements, legal settlements, and other	254	31	838	4,041
Interest and other income	$5,790	$4,943	$17,916	$19,560

Equity income from co-investments
Equity income from co-investments	$3,688	$5,055	$13,336	$14,811
Income from preferred equity investments	5,973	4,513	17,284	11,075
Gain on sale of co-investment communities	10,058	-	10,058	13,046
Income from early redemption of preferred equity investments	8	-	256	-
Equity income from co-investments	$19,727	$9,568	$40,934	$38,932

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$2,721	$2,223	$11,289	$7,457
DownREIT limited partners' distributions	1,692	1,423	4,937	4,282
Third-party ownership interest	899	955	2,709	2,744
Noncontrolling interest	$5,312	$4,601	$18,935	$14,483

See Company's 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Consolidated Funds From Operations (1)	Three Months Ended			Nine Months Ended
(Dollars in thousands, except share and per share amounts and in footnotes)	September 30,			September 30,
	2017	2016	% Change	2017	2016	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$79,723	$65,561		$329,446	$215,555
Adjustments:
Depreciation and amortization	117,451	110,467		350,893	329,847
Gains not included in FFO	(10,307)	-		(125,122)	(33,304)
Deferred tax expense on gain on sale of real estate and land - Taxable REIT Subsidiary activity	-	-		-	4,279
Depreciation and amortization add back from unconsolidated co-investments	13,854	12,857		40,335	37,337
Noncontrolling interest related to Operating Partnership units	2,721	2,223		11,289	7,457
Depreciation attributable to third party ownership and other (2)	(23)	(5)		(74)	(3)
Funds from operations attributable to common stockholders and unitholders	$203,419	$191,103		$606,767	$561,168
FFO per share-diluted	$2.97	$2.81	5.7%	$8.90	$8.27	7.6%

Components of the change in FFO
Non-core items:
Acquisition and investment related costs	$324	$284		$1,154	$1,379
Gain on sale of marketable securities and other investments	(32)	(1,033)		(1,650)	(2,876)
Interest rate hedge ineffectiveness (3)	1	-		(19)	-
Loss on early retirement of debt	-	211		-	211
Income from early redemption of preferred equity investments	(8)	-		(256)	-
Excess of redemption value of preferred stock over the carrying value	-	-		-	2,541
Insurance reimbursements, legal settlements, and other, net	335	(31)		310	(4,041)
Core funds from operations attributable to common stockholders and unitholders	$204,039	$190,534		$606,306	$558,382
Core FFO per share-diluted	$2.98	$2.81	6.0%	$8.90	$8.23	8.1%

Changes in core items:
Same-property NOI	$6,479			$27,350
Non-same property NOI	3,641			13,755
Management and other fees, net	302			782
FFO from co-investments	1,090			7,732
Interest and other income	2,214			3,933
Interest expense	149			(4,014)
General and administrative	(141)			(2,199)
Other items, net	(229)			585
	$13,505			$47,924

Weighted average number of shares outstanding diluted (4)	68,392,419	67,914,123		68,159,766	67,881,126

(1)	Refer to page S-17.1, the section titled "Funds from Operations ("FFO")" for additional information on the Company's definition and use of FFO and Core FFO.
(2)
The Company consolidates certain co-investments. The noncontrolling interest's share of net operating income in these investments for the three and nine months ended September 30, 2017 was $1.2 million and $3.6 million, respectively.

(3)
Interest rate swaps are generally adjusted to fair value through other comprehensive income (loss). However, because certain of our interest rate swaps do not have a 0% LIBOR floor, while related hedged debt in these cases is subject to a 0% LIBOR floor, the portion of the change in fair value of these interest rate swaps attributable to this mismatch, if any, is recorded as noncash interest rate hedge ineffectiveness through interest expense.

(4)
Assumes conversion of all outstanding limited partnership units in the Operating Partnership and excludes all DownREIT units for which the Operating Partnership has the ability and intention to redeem the DownREIT limited partnership units for cash and does not consider them to be common stock equivalents.

See Company's 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Consolidated Balance Sheets
(Dollars in thousands)

	September 30, 2017	December 31, 2016

Real Estate:
Land and land improvements	$2,719,064	$2,559,743
Buildings and improvements	10,585,742	10,116,563
	13,304,806	12,676,306
Less: accumulated depreciation	(2,651,542)	(2,311,546)
	10,653,264	10,364,760
Real estate under development	313,825	190,505
Co-investments	1,124,577	1,161,275
Real estate held for sale, net	-	101,957
	12,091,666	11,818,497
Cash and cash equivalents, including restricted cash	63,273	170,302
Marketable securities	184,574	139,189
Notes and other receivables	121,557	40,970
Prepaid expenses and other assets	51,453	48,450
Total assets	$12,512,523	$12,217,408

Unsecured debt, net	$3,501,146	$3,246,779
Mortgage notes payable, net	2,111,467	2,191,481
Lines of credit	2,609	125,000
Distributions in excess of investments in co-investments	36,245	-
Other liabilities	437,118	317,227
Total liabilities	6,088,585	5,880,487
Redeemable noncontrolling interest	40,044	44,684
Equity:
Common stock	6	6
Additional paid-in capital	7,111,866	7,029,679
Distributions in excess of accumulated earnings	(821,732)	(805,409)
Accumulated other comprehensive loss, net	(24,632)	(32,098)
Total stockholders' equity	6,265,508	6,192,178
Noncontrolling interest	118,386	100,059
Total equity	6,383,894	6,292,237
Total liabilities and equity	$12,512,523	$12,217,408

See Company's 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Debt Summary - September 30, 2017
(Dollars in thousands, except in footnotes)

				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit:

								Weighted Average Interest Rate	Percentage of Total Debt
		Weighted Average
	Balance Outstanding	Interest Rate	Maturity in Years		Unsecured	Secured	Total
Unsecured Debt, net
Bonds private - fixed rate	$275,000	4.5%	3.3	2017	$-	$7,719	$7,719	4.1%	0.1%
Bonds public - fixed rate	2,900,000	3.7%	6.7	2018	-	257,108	257,108	5.5%	4.6%
Term loan (1)	350,000	2.4%	4.4	2019	75,000	586,318	661,318	4.2%	11.8%
Unamortized net discounts and debt issuance costs	(23,854)	-	-	2020	-	694,887	694,887	4.8%	12.4%
	3,501,146	3.6%	6.2	2021	500,000	44,810	544,810	4.3%	9.7%
Mortgage Notes Payable, net				2022	650,000	42,649	692,649	3.0%	12.4%
Fixed rate - secured	1,798,959	4.6%	3.4	2023	600,000	2,188	602,188	3.6%	10.7%
Variable rate - secured (2)	281,092	1.5%	18.7	2024	400,000	2,317	402,317	4.0%	7.2%
Unamortized premiums and debt issuance costs, net	31,416	-	-	2025	500,000	16,056	516,056	3.5%	9.2%
Total mortgage notes payable	2,111,467	4.2%	5.4	2026	450,000	55,091	505,091	3.4%	9.0%
				2027	350,000	166,250	516,250	3.3%	9.2%
Unsecured Lines of Credit				Thereafter	-	204,658	204,658	2.1%	3.7%
Line of credit (3)	-	1.9%		Subtotal	3,525,000	2,080,051	5,605,051	3.9%	100.0%
Line of credit (4)	2,609	1.9%		Debt Issuance Costs	(18,856)	(6,003)	(24,859)	NA	NA
Total lines of credit	2,609	1.9%		(Discounts)/Premiums	(4,998)	37,419	32,421	NA	NA
				Total	$3,501,146	$2,111,467	$5,612,613	3.9%	100.0%
Total debt, net	$5,615,222	3.9%

Capitalized interest for the three and nine months ended September 30, 2017 was approximately $3.4 million and $10.0 million, respectively.

(1)
The unsecured term loan has a variable interest rate of LIBOR plus 0.95%. The Company has interest rate swap contracts with an aggregate notional amount of $175 million, which effectively converts the interest rate on $175 million of the term loan to a fixed rate of 2.3%.

(2)	$281.1 million of variable rate debt is tax exempt to the note holders. $20.7 million is subject to interest rate cap protection agreements.
(3)
The unsecured line of credit facility aggregates to $1 billion. The line matures in December 2020 with one 18-month extension, exercisable at the Company's option.  The underlying interest rate on this line is based on a tiered rate structure tied to the Company's corporate ratings and is currently at LIBOR plus 0.90%.

(4)
The unsecured line of credit facility is $25 million and is scheduled to mature in January 2018. The underlying interest rate on this line is based on a tiered rate structure tied to the Company's corporate ratings and is currently at LIBOR plus 0.90%.

See Company's 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - September 30, 2017
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$5,615,222
				Adjusted Debt to Adjusted Total Assets:	37%	< 65%
Common stock and potentially dilutive securities
Common stock outstanding			66,002
Limited partnership units (1)			2,213
Options-treasury method			75	Secured Debt to Adjusted Total Assets:	14%	< 40%
Total shares of common stock and potentially dilutive securities			68,290

Common stock price per share as of September 30, 2017			$254.03
				Interest Coverage:	412%	> 150%
Total equity capitalization			$17,347,709

Total market capitalization			$22,962,931	Unsecured Debt Ratio (2):	294%	> 150%

Ratio of debt to total market capitalization			24.5%
				Selected Credit Ratios (3)	Actual
Credit Ratings
Rating Agency	Rating	Outlook		Net Indebtedness Divided by Adjusted EBITDA, normalized and annualized:	5.5
Fitch	BBB+	Stable
Moody's	Baa1	Stable		Unencumbered NOI to Adjusted Total NOI:	70%
Standard & Poor's	BBB+	Stable
		(1)	Refer to page S-17.3 for additional information on the Company's Public Bond Covenants.
(1)	Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock.	(2)	Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
		(3)	Refer to pages S-17.1 to S-17.4, the section titled "Reconciliations of Non-GAAP Financial Measures and Other Terms" for additional information on the Company's Selected Credit Ratios.

See Company's 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Portfolio Summary by County as of September 30, 2017

	Apartment Homes				Average Monthly Rental Rate (1)			Percent of NOI (2)
Region - County	Consolidated (3)	Unconsolidated Co-investments (4)	Apartment Homes in Development (5)	Total	Consolidated	Unconsolidated Co-investments (6)	Total (7)	Consolidated	Unconsolidated Co-investments (6)	Total (7)

Southern California
Los Angeles County	9,387	1,418	-	10,805	$2,383	$2,059	$2,360	19.7%	12.5%	19.1%
Orange County	5,553	1,149	-	6,702	2,116	1,830	2,089	10.5%	9.3%	10.4%
San Diego County	5,203	616	-	5,819	1,873	1,715	1,864	8.7%	4.5%	8.3%
Ventura County	2,577	693	-	3,270	1,737	2,049	1,774	4.3%	6.2%	4.5%
Other Southern CA	623	249	-	872	1,588	1,576	1,586	0.8%	1.6%	0.8%
Total Southern California	23,343	4,125	-	27,468	2,113	1,913	2,097	44.0%	34.1%	43.1%

Northern California
Santa Clara County	7,356	2,266	745	10,367	2,673	2,807	2,692	18.7%	24.2%	19.2%
Alameda County	2,954	1,983	-	4,937	2,494	2,344	2,455	6.8%	20.1%	7.9%
San Mateo County	1,830	197	492	2,519	2,844	2,880	2,846	4.9%	2.6%	4.7%
Contra Costa County	2,270	49	-	2,319	2,277	4,505	2,301	4.7%	0.6%	4.4%
San Francisco	1,342	463	545	2,350	3,074	3,304	3,111	3.7%	2.5%	3.6%
Other Northern CA	96	-	-	96	2,870	-	2,870	0.2%	-	0.2%
Total Northern California	15,848	4,958	1,782	22,588	2,638	2,691	2,645	39.0%	50.0%	40.0%

Seattle Metro	10,238	2,169	-	12,407	1,800	1,749	1,795	17.0%	15.9%	16.9%

Total	49,429	11,252	1,782	62,463	$2,217	$2,236	$2,219	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total potential monthly rental revenue (actual rent for occupied apartment homes plus market rent for vacant apartment homes) divided by the number of apartment homes.

(2)	Actual NOI for the quarter ended September 30, 2017. See the section titled "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" on page S-17.3.
(3)	Includes all apartment communities with rents.
(4)	Includes one rental income producing development community in lease-up which consists of 376 apartment homes.
(5)	Includes development communities with no rental income.
(6)	Co-investment amounts weighted for Company's pro rata share.
(7)	At Company's pro rata share.

See Company's 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Operating Income by Quarter (1)
(Dollars in thousands)

	Apartment Homes	Q3 '17	Q2 '17	Q1 '17	Q4 '16	Q3 '16

Rental and other property revenues:
Same-property	46,128	$309,308	$304,662	$302,125	$300,808	$300,069
Acquisitions (2)	2,081	16,225	15,859	13,751	3,018	2,475
Development (3)	360	4,530	4,462	4,334	4,270	4,303
Redevelopment	621	4,913	4,909	4,814	4,757	4,775
Non-residential/other, net (4)	239	6,998	6,874	8,144	14,052	15,456
Total rental and other property revenues	49,429	341,974	336,766	333,168	326,905	327,078

Property operating expenses:
Same-property		94,021	90,308	90,455	91,522	91,261
Acquisitions (2)		5,288	5,273	4,552	906	831
Development (3)		1,508	1,448	1,576	1,528	1,569
Redevelopment		1,604	1,468	1,526	1,558	1,565
Non-residential/other, net (4) (5)		1,716	(232)	1,404	3,483	4,135
Total property operating expenses		104,137	98,265	99,513	98,997	99,361

Net operating income (NOI):
Same-property		215,287	214,354	211,670	209,286	208,808
Acquisitions (2)		10,937	10,586	9,199	2,112	1,644
Development (3)		3,022	3,014	2,758	2,742	2,734
Redevelopment		3,309	3,441	3,288	3,199	3,210
Non-residential/other, net (4)		5,282	7,106	6,740	10,569	11,321
Total NOI		$237,837	$238,501	$233,655	$227,908	$227,717

Same-property metrics
Operating margin		70%	70%	70%	70%	70%
Annualized turnover (6)		62%	54%	46%	47%	63%
Financial occupancy (7)		96.7%	96.4%	96.5%	96.6%	96.5%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2016.
(3)	Development includes properties developed which did not have comparable stabilized results as of January 1, 2016.
(4)	Other real estate assets consists mainly of retail space, commercial properties, boat slips, held for sale properties, disposition properties, and student housing.
(5)
Includes other expenses and intercompany eliminations pertaining to self-insurance. In Q2'17, there were $2.0 million in reductions to operating expenses related to changes in prior period property tax estimates.

(6)	Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.
(7)
Financial occupancy is defined as the percentage resulting from dividing actual rental revenue by total potential rental revenue (actual rent for occupied apartment homes plus market rent for vacant apartment homes).

See Company's 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Same-Property Results by County - Third Quarter 2017 vs. Third Quarter 2016 and Second Quarter 2017
(Dollars in thousands, except average monthly rental rates)

Region - County	Apartment Homes	Q3 '17 % of Actual NOI	Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
			Q3 '17	Q3 '16	% Change	Q3 '17	Q3 '16	% Change	Q3 '17	Q3 '16	% Change	Q2 '17	% Change

Southern California
Los Angeles County	8,523	19.5%	$2,380	$2,316	2.8%	96.6%	96.6%	0.0%	$61,573	$59,935	2.7%	$60,389	2.0%
Orange County	5,553	11.4%	2,116	2,034	4.0%	96.8%	96.6%	0.2%	35,761	34,330	4.2%	35,219	1.5%
San Diego County	4,961	8.9%	1,861	1,788	4.1%	96.8%	96.8%	0.0%	28,371	27,386	3.6%	27,685	2.5%
Ventura County	2,577	4.7%	1,737	1,657	4.8%	97.4%	97.1%	0.3%	14,006	13,300	5.3%	13,660	2.5%
Other Southern CA	384	0.4%	1,260	1,221	3.2%	97.0%	97.3%	-0.3%	1,492	1,417	5.3%	1,523	-2.0%
Total Southern California	21,998	44.9%	2,102	2,029	3.6%	96.8%	96.7%	0.1%	141,203	136,368	3.5%	138,476	2.0%

Northern California
Santa Clara County	5,925	16.6%	2,691	2,667	0.9%	97.0%	96.7%	0.3%	48,538	47,937	1.3%	48,471	0.1%
Alameda County	2,954	7.3%	2,494	2,451	1.8%	96.5%	95.7%	0.8%	22,477	22,065	1.9%	22,091	1.7%
San Mateo County	1,830	5.4%	2,844	2,788	2.0%	96.9%	96.9%	0.0%	15,986	15,821	1.0%	15,881	0.7%
Contra Costa County	2,270	5.1%	2,277	2,249	1.2%	97.4%	96.8%	0.6%	15,814	15,668	0.9%	15,751	0.4%
San Francisco	817	2.0%	2,504	2,447	2.3%	96.9%	95.5%	1.5%	6,198	5,921	4.7%	6,092	1.7%
Other Northern CA	96	0.3%	2,870	2,683	7.0%	94.1%	93.2%	1.0%	807	744	8.5%	814	-0.9%
Total Northern California	13,892	36.7%	2,592	2,556	1.4%	96.9%	96.5%	0.4%	109,820	108,156	1.5%	109,100	0.7%

Seattle Metro	10,238	18.4%	1,800	1,714	5.0%	96.2%	96.1%	0.1%	58,285	55,545	4.9%	57,086	2.1%

Total Same-Property	46,128	100.0%	$2,182	$2,118	3.0%	96.7%	96.5%	0.2%	$309,308	$300,069	3.1%	$304,662	1.5%

See Company's 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Same-Property Revenue Results by County - Nine months ended September 30, 2017 vs. Nine months ended September 30, 2016
(Dollars in thousands, except average monthly rental rates)

Region - County	Apartment Homes	YTD 2017 % of Actual NOI	Average Monthly Rental Rate			Financial Occupancy			Gross Revenues
			YTD 2017	YTD 2016	% Change	YTD 2017	YTD 2016	% Change	YTD 2017	YTD 2016	% Change

Southern California
Los Angeles County	8,523	19.5%	$2,362	$2,293	3.0%	96.2%	96.1%	0.1%	$182,355	$177,011	3.0%
Orange County	5,553	11.4%	2,095	2,002	4.6%	96.6%	96.3%	0.3%	105,942	101,043	4.8%
San Diego County	4,961	8.9%	1,835	1,757	4.4%	96.4%	96.1%	0.3%	83,604	79,898	4.6%
Ventura County	2,577	4.7%	1,714	1,635	4.8%	97.2%	96.5%	0.7%	41,260	39,107	5.5%
Other Southern CA	384	0.4%	1,246	1,202	3.7%	96.9%	97.1%	-0.2%	4,490	4,262	5.3%
Total Southern California	21,998	44.9%	2,080	2,003	3.8%	96.5%	96.2%	0.3%	417,651	401,321	4.1%

Northern California
Santa Clara County	5,925	16.8%	2,671	2,635	1.4%	97.1%	96.5%	0.6%	145,013	141,628	2.4%
Alameda County	2,954	7.2%	2,471	2,418	2.2%	95.7%	95.7%	0.0%	66,235	64,999	1.9%
San Mateo County	1,830	5.4%	2,825	2,752	2.7%	97.1%	96.3%	0.8%	47,728	46,273	3.1%
Contra Costa County	2,270	5.3%	2,262	2,207	2.5%	97.3%	96.7%	0.6%	47,200	45,912	2.8%
San Francisco	817	1.9%	2,487	2,425	2.6%	95.8%	94.6%	1.3%	18,283	17,507	4.4%
Other Northern CA	96	0.3%	2,782	2,546	9.3%	96.7%	96.3%	0.4%	2,421	2,179	11.1%
Total Northern California	13,892	36.9%	2,572	2,521	2.0%	96.8%	96.2%	0.6%	326,880	318,498	2.6%

Seattle Metro	10,238	18.2%	1,767	1,666	6.1%	96.3%	95.9%	0.4%	171,564	161,193	6.4%

Total Same-Property	46,128	100.0%	$2,159	$2,084	3.6%	96.5%	96.2%	0.3%	$916,095	$881,012	4.0%

See Company's 10-K and 10-Q for additional disclosures

S-9.1

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Same-Property Operating Expenses - Quarter and Year to Date as of September 30, 2017 and 2016
(Dollars in thousands)

	Based on 46,128 apartment homes

	Q3 '17	Q3 '16	% Change	% of Op. Ex.	YTD 2017	YTD 2016	% Change	% of Op. Ex.

Same-property operating expenses:
Real estate taxes	$32,690	$32,072	1.9%	34.8%	$96,678	$94,642	2.2%	35.2%
Maintenance and repairs	18,191	17,703	2.8%	19.3%	52,458	51,187	2.5%	19.1%
Administrative	16,596	16,320	1.7%	17.7%	48,613	48,188	0.9%	17.7%
Utilities	16,571	15,276	8.5%	17.6%	46,697	43,380	7.6%	17.0%
Management fees	7,019	6,946	1.1%	7.5%	20,876	20,826	0.2%	7.6%
Insurance	2,954	2,944	0.3%	3.1%	9,462	8,828	7.2%	3.4%
Total same-property operating expenses	$94,021	$91,261	3.0%	100.0%	$274,784	$267,051	2.9%	100.0%

See Company's 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Development Pipeline - September 30, 2017
(Dollars in millions, except per apartment home amounts in thousands and except in footnotes)

Project Name	Location	Ownership %	Estimated Apartment Homes	Estimated Commercial sq. feet	Incurred to Date	Remaining Costs	Estimated Total Cost	Essex Est. Total Cost (1)	Cost per Apartment Home (2)	Average % Occupied (3)	% Leased (3)	Construction Start	Initial Occupancy	Stabilized Operations

Development Projects - Consolidated (4)
Station Park Green - Phase I (5)	San Mateo, CA	100%	121	30,000	$92	$6	$98	$98	$661	0.0%	0.0%	Q3 2015	Q1 2018	Q2 2018
Station Park Green - Phase II (5)	San Mateo, CA	100%	199	-	44	97	141	141	709	0.0%	0.0%	Q2 2017	Q1 2019	Q3 2019
Station Park Green - Phase III (5)	San Mateo, CA	100%	172	-	37	87	124	124	721	0.0%	0.0%	Q3 2017	Q2 2019	Q4 2019
Gateway Village (6)	Santa Clara, CA	100%	476	-	69	157	226	226	475	0.0%	0.0%	Q3 2016	Q1 2019	Q1 2020
Total Development Projects - Consolidated			968	30,000	242	347	589	589	608

Land Held for Future Development - Consolidated
Other Projects (5)(7)	Various	100%			83	-	83	83
Total Development Pipeline - Consolidated			968	30,000	325	347	672	672

Development Projects - Joint Venture (4)
Century Towers	San Jose, CA	50%	376	2,006	156	16	172	86	456	76.9%	88.0%	Q3 2014	Q1 2017	Q4 2017
Ohlone	San Jose, CA	50%	269	-	18	118	136	68	506	0.0%	0.0%	Q3 2017	Q3 2019	Q2 2020
500 Folsom (8)	San Francisco, CA	50%	545	6,000	145	270	415	208	751	0.0%	0.0%	Q4 2015	Q2 2019	Q4 2020
Total Development Projects - Joint Venture			1,190	8,006	319	404	723	362	$608

Grand Total - Development Pipeline			2,158	38,006	$644	$751	$1,395	1,034
Essex Cost Incurred to Date - Pro Rata								(485)
Essex Remaining Commitment								$549

(1)	The Company's share of the estimated total costs of the project.
(2)	Net of the estimated allocation to the retail component of the project.
(3)	Calculations are based on multifamily operations only and are as of September 30, 2017. As of October 27, 2017, Century Towers was 95.2% occupied and 97.6% leased.
(4)
For the third quarter of 2017, the Company's cost includes $3.2 million of capitalized interest, $1.3 million of capitalized overhead and $0.6 million of development fees (such development fees reduced G&A expenses).

(5)
Development of phases one, two, and three are reflected under Development Projects - Consolidated. Costs incurred for phase four, which consists of 107 apartment homes, are included in Land Held for Future Development - Consolidated.

(6)	Cost incurred to date does not include a deduction of $4.7 million for accumulated depreciation recorded during the period when the property was held as a retail operating asset.
(7)	Cost incurred to date does not include a deduction of $6.3 million for accumulated depreciation recorded during the period when one property was held as a retail operating asset.
(8)	Estimated costs incurred to date and total cost is net of a projected value for low income housing tax credit proceeds and the value of the tax exempt bond structure.

See Company's 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Redevelopment Pipeline - September 30, 2017
(Dollars in thousands)

	Apartment	Total Incurred	Estimated Remaining	Estimated Total	Project	NOI Nine Months Ended
Region/Project Name	Homes	To Date	Cost	Cost	Start Date	2017	2016

Same-Property - Redevelopment Projects (1)
Southern California
Hamptons	215	$17,100	$6,500	$23,600	Q1 2014
Kings Road	196	1,900	10,300	12,200	Q4 2016
The Palms at Laguna Niguel	460	2,000	6,200	8,200	Q4 2016
Northern California
Crow Canyon	400	3,300	3,500	6,800	Q1 2017
Total Same-Property - Redevelopment Projects	1,271	$24,300	$26,500	$50,800		$17,037	$15,965

Non-Same Property - Redevelopment Projects
Southern California
Bunker Hill Towers	456	$64,700	$22,700	$87,400	Q3 2013
Total Non-Same Property - Redevelopment Projects	456	$64,700	$22,700	$87,400		$5,894	$5,323

(1)	Redevelopment activities are ongoing at these communities, but the communities have stabilized operations, therefore results are classified in same-property results.

See Company's 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Capital Expenditures - September 30, 2017
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (1) (2)	Q3 '17	Q2 '17	Q1 '17	Q4 '16	Trailing 4 Quarters
Same-property portfolio	$17,969	$16,519	$9,345	$14,910	$58,743
Non-same property portfolio	2,006	3,987	2,310	5,114	13,417
Total revenue generating capital expenditures	$19,975	$20,506	$11,655	$20,024	$72,160

Number of same-property interior renovations completed	650	760	589	511	2,510
Number of total consolidated interior renovations completed	660	768	594	581	2,603

Non-Revenue Generating Capital Expenditures (3)	Q3 '17	Q2 '17	Q1 '17	Q4 '16	Trailing 4 Quarters

Non-revenue generating capital expenditures (4)	$20,875	$16,473	$9,381	$19,224	$65,953
Average apartment homes in quarter	49,429	49,429	48,900	48,712	49,118
Capital expenditures per apartment homes in the quarter	$422	$333	$192	$395	$1,343

(1)	The Company incurred $0.2 million of capitalized interest, $2.9 million of capitalized overhead and $0.1 million of co-investment fees related to redevelopment in Q3 2017.
(2)
Represents revenue generating or expense saving expenditures such as full-scale redevelopments shown on page S-12, interior unit turn renovations, enhanced amenities and certain resource management initiatives.

(3)	Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc.
(4)	Non-revenue generating capital expenditures does not include expenditures incurred due to changes in governmental regulations that the Company would not have incurred otherwise.

See Company's 10-K and 10-Q for additional disclosures

S-12.1

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Co-investments - September 30, 2017
(Dollars in thousands)

	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate	Remaining Term of Debt (in Years)		Three Months Ended September 30, 2017	Nine Months Ended September 30, 2017

Operating and Other Non-Consolidated Joint Ventures									NOI

Wesco I, III, IV, and V	50%	4,578	$1,298,037	$716,424	$225,041	3.7%	5.4		$17,142	$54,257
BEXAEW	50%	2,191	407,552	280,000	45,523	3.5%	4.1		7,059	21,263
BEX II (3)	50%	871	307,478	130,110	(36,245)	3.2%	4.1		4,015	12,206
CPPIB	54%	2,483	946,979	-	502,419	-	-		11,164	35,880
Other	53%	753	273,446	185,649	40,471	3.2%	3.9		3,760	11,503
Total Operating and Other Non-Consolidated Joint Ventures		10,876	$3,233,492	$1,312,183	$777,209	3.5%	4.8		$43,140	$135,109
Development Non-Consolidated Joint Ventures (1)	50%	1,190	319,324	154,120	85,670	3.3%	12.8	(4)	1,023	1,273
Total Non-Consolidated Joint Ventures		12,066	$3,552,816	$1,466,303	$862,879				$44,163	$136,382

									Essex Portion of NOI and Expenses
NOI									$24,023	$71,590
Depreciation									(13,854)	(40,335)
Interest expense and other									(6,481)	(17,919)
Gain on sale of co-investment									10,058	10,058
Net income from operating and other co-investments									$13,746	$23,394

						Weighted Average Preferred Return	Weighted Average Expected Term
									Income from Preferred Equity Investments
Income from preferred equity investments									$5,973	$17,284
Income from early redemption of preferred equity investments									8	256
Preferred Equity Investments (2)					$225,453	10.8%	3.0		$5,981	$17,540

Total Co-investments					$1,088,332				$19,727	$40,934

(1)	The Company has interests in three development co-investments, which are detailed on page S-11.
(2)	As of September 30, 2017, the Company has invested in 16 preferred equity investments.
(3)	This co-investment was classified as a liability as of September 30, 2017.
(4)	$30.1 million of the debt related to 500 Folsom is financed by tax exempt bonds with a maturity date of January 2052.

See Company's 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T,  I N C.
Assumptions for 2017 FFO Guidance Range
Q3 2017 Earnings Results Supplement

The guidance projections below are based on current expectations and are forward-looking. See page S-14.1 for the reconciliations of earnings per share ("EPS") to FFO per share and Core FFO per share. The guidance on this page is given for Net Operating Income and Total and Core FFO. See pages S-17.1 to S-17.4 for the definitions of non-GAAP financial measures and other terms.

($'s in thousands, except share and per share data) (1)	Nine Months Ended September 30,	2017 Full-Year Guidance Range
	2017	Low End	High End	Comments About Guidance
Net Operating Income ("NOI")
Total NOI from consolidated communities	$709,993	$944,600	$950,000	Includes actual results through Sept. and same-property NOI growth of 3.7% to 4.3% for the full-year.

Management Fees	6,927	9,400	9,600

Interest Expense
Interest expense, before capitalized interest	(169,713)	(227,200)	(226,600)
Interest capitalized	10,014	13,700	14,100
Net interest expense	(159,699)	(213,500)	(212,500)

Recurring Income and Expenses
Interest and other income	16,241	22,000	22,200
FFO from co-investments	71,290	97,600	98,500	Includes actual results through Sept. and investment activity completed through Oct.
General and administrative expense	(30,726)	(41,500)	(42,500)
Non-controlling interest	(7,720)	(10,500)	(10,300)
Total recurring income and expenses	49,085	67,600	67,900
Non-Core Income and Expenses
Gain on sale of marketable securities	1,650	1,650	1,650
Loss on early retirement of debt	-	(1,900)	(1,700)
Acquisition and investment related costs	(1,154)	(1,300)	(1,500)
Other non-core adjustments	(35)	(35)	(35)
Total non-core income and expenses	461	(1,585)	(1,585)

Funds from Operations	$606,767	$806,515	$813,415

Funds from Operations per diluted share	$8.90	$11.82	$11.92

% Change - Funds from Operations	7.6%	6.3%	7.2%

Core Funds from Operations (excludes non-core items)	$606,306	$808,100	$815,000

Core Funds from Operations per diluted share	$8.90	$11.84	$11.94

% Change - Core Funds from Operations	8.1%	7.2%	8.2%

EPS - Diluted	$5.00	$6.00	$6.10

Weighted average shares outstanding - FFO calculation	68,160	68,250	68,250

(1) All non-core items are excluded from the YTD actuals and included in the non-core income and expense section of the FFO reconciliation.

See Company's 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Reconciliation of Projected EPS, FFO and Core FFO per diluted share

Projected EPS, FFO and Core FFO per diluted share

With respect to the Company's guidance regarding its projected FFO and Core FFO for the fourth quarter of 2017 and full-year 2017, which guidance is set forth in the earnings release for the third quarter of 2017 and on page S-14 of this supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

		2017 Guidance Range (1)
	Nine Months Ended September 30, 2017	4th Quarter 2017		Full-Year 2017
		Low	High	Low	High
EPS - diluted	$5.00	$1.00	$1.10	$6.00	$6.10
Conversion from GAAP share count	(0.17)	(0.04)	(0.04)	(0.21)	(0.21)
Depreciation & amortization expense	5.74	1.92	1.92	7.66	7.66
Noncontrolling interests related to Operating Partnership units	0.17	0.04	0.04	0.20	0.20
Gain on sale of real estate and remeasurement of co-investment	(1.84)	-	-	(1.83)	(1.83)
FFO per share - diluted	8.90	2.92	3.02	11.82	11.92
Gain on sale of marketable securities	(0.02)	-	-	(0.03)	(0.03)
Loss on early retirement of debt	-	0.03	0.03	0.03	0.03
Acquisition and investment related costs	0.02	-	-	0.02	0.02
Other non-core adjustments	-	-	-	-	-
Core FFO per share - diluted	$8.90	$2.95	$3.05	$11.84	$11.94

(1)
2017 Guidance Range excludes projected gain on sale of real estate and land and projected gain on sale of marketable securities until they are realized within the reporting period presented in this report.

See Company's 10-K and 10-Q for additional disclosures

S-14.1

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Summary of Apartment Community Acquisitions and Dispositions Activity
Year to date as of September 30, 2017
(Dollars in thousands, except average rent amounts and in footnotes)

Acquisitions			Essex
		Apartment	Ownership			Contract		Price per	Average
Property Name	Location	Homes	Percentage	Entity	Date	Price		Apartment Home	Rent

Palm Valley(1)	San Jose, CA	1,098	100%	EPLP	Jan-17	$183,000		$333	$2,566
Sage(2)	San Jose, CA	230	41%	EPLP	Mar-17	90,000		391	2,485
	Q1 2017	1,328				$273,000		$343

8th & Republican	Seattle, WA	211	50%	JV	Aug-17	$101,300	(3)	$480	$2,422
360 Residences	San Jose, CA	213	50%	JV	Aug-17	133,500	(3)	627	3,604
	Q3 2017	424				$234,800		$554

Dispositions			Essex
		Apartment	Ownership			Sales		Price per
Property Name	Location	Homes	Percentage	Entity	Date	Price		Apartment Home

Jefferson at Hollywood	Hollywood, CA	270	100%	EPLP	Jan-17	$132,500		$491
	Q1 2017	270				$132,500		$491

Madrid	Mission Viejo, CA	230	50%	JV	Aug-17	$83,000	(4)	$361
	Q3 2017	230				$83,000		$361

(1)	In January 2017, the Company purchased the joint venture partner's 50.0% membership interest in the Palm Valley co-investment for a purchase price of $183.0 million.
(2)
In March 2017, the Company converted its existing $15.3 million preferred equity investment in Sage at Cupertino into a 40.5% equity ownership interest in the property. The Company issued DownREIT units to the seller for the remaining equity based on an estimated property valuation of $90.0 million and an encumbrance of $52.0 million of mortgage debt. Based on a VIE analysis performed by the Company the property was consolidated.

(3)	8th & Republican and 360 Residences contract prices represent the total contract price at 100%.
(4)	Madrid sales price represents the total sales price at 100%.

See Company's 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T,  I N C.

2017 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions
	Residential Supply (1)					Job Forecast (2)		Market Forecast (3)
Market	New MF Supply	New SF Supply	Total Supply	% of MF Supply to MF Stock	% of Total Supply to Total Stock	Est. New Jobs	% Growth	Economic Rent Growth

Los Angeles	8,700	5,800	14,500	0.6%	0.4%	53,500	1.2%	2.6%
Orange	5,850	4,850	10,700	1.5%	1.0%	9,600	0.6%	2.8%
San Diego	3,600	3,050	6,650	0.8%	0.6%	18,800	1.3%	3.5%
Ventura	425	575	1,000	0.7%	0.3%	9,200	3.0%	4.4%
So. Cal.	18,575	14,275	32,850	0.9%	0.6%	91,100	1.2%	3.0%

San Francisco	4,700	700	5,400	1.3%	0.8%	17,800	1.6%	1.4%
Oakland	2,275	4,850	7,125	0.7%	0.7%	13,850	1.2%	1.2%
San Jose	3,550	2,050	5,600	1.5%	0.8%	13,100	1.2%	1.8%
No. Cal.	10,525	7,600	18,125	1.2%	0.8%	44,750	1.3%	1.5%

Seattle	10,600	7,650	18,250	2.3%	1.5%	36,700	2.2%	4.0%

Weighted Average (4)	39,700	29,525	69,225	1.2%	0.8%	172,550	1.4%	2.7%

All data are based on Essex Property Trust, Inc. forecasts.

U.S. Economic Assumptions: 2017 G.D.P. Growth: 2.2%, 2017 Job Growth: 1.3%

(1) New Residential Supply: total supply includes the Company's estimate of actual multifamily deliveries including properties with 50+ units and excludes student, senior and 100% affordable housing communities.  Single family estimates are based on an average trailing 12 month single family permit. Previous presentations had included multifamily deliveries of 100+ units and excluded student, senior and 100% affordable housing.

(2) Job Forecast: refers to the difference between total non-farm industry employment (not seasonally adjusted) projected 4Q over 4Q, expressed as total new jobs and growth rates.

(3) Market Forecast: the estimated rent growth represents the forecasted change in effective market rents for full year 2017 vs 2016 (excludes submarkets not targeted by the Company).

(4) Weighted Average: markets weighted by scheduled rent in the Company's portfolio.

See Company's 10-K and 10-Q for additional disclosures

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDA Reconciliation

Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization) is a component of the credit ratio, "Net Indebtedness Divided by Adjusted EBITDA", presented on page S-6, in the section titled "Selected Credit Ratios", and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges. Adjusted EBITDA is not a recognized measurement under U.S. generally accepted accounting principles ("U.S. GAAP"). Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

The reconciliation of Adjusted EBITDA to Net Income available to common stockholders is presented in the table below (Dollars in thousands):

Three Months Ended September 30, 2017
Net income available to common stockholders	$79,723
Add: Net income attributable to noncontrolling interest	5,312
Net Income	85,035
Adjustments:
Acquisition and investment related costs	324
Depreciation and amortization	117,451
Equity income from co-investments	(3,688)
Gain on sale of marketable securities	(32)
Gain on sale of co-investment communities	(10,058)
Gain on sale of real estate and land	(249)
Insurance reimbursements, legal settlements and other, net	335
Income from early redemption of preferred equity investments	(8)
Interest expense, net (1)	53,400
Adjusted EBITDA	$242,510

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

Encumbered

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

Funds From Operations ("FFO")

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes merger, integration and acquisition costs and items that are not routine or not related to the Company’s core business activities, which is referred to as “Core FFO”, to be useful financial performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and the ability to pay dividends.

See Company's 10-K and 10-Q for additional disclosures

S-17.1

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Funds From Operations ("FFO") - continued

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as an alternative to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to shareholders. FFO and Core FFO do not represent cash flows generated from operating, investing or financing activities as defined under U.S. GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of diluted FFO and Core FFO are detailed on page S-3 in the section titled "Consolidated Funds From Operations".

Interest Expense, Net

Interest expense, net is presented on page S-1 titled "Consolidated Operating Results". Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below (Dollars in thousands):

	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2017
Interest expense	$55,938	$167,333
Adjustments:
Total return swap income	(2,538)	(7,653)
Interest expense, net	$53,400	$159,680

Net Indebtedness Divided by Adjusted EBITDA

This credit ratio is presented on page S-6 in the section titled "Selected Credit Ratios". This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDA, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDA is set forth in "Adjusted EBITDA Reconciliation" on page S-17.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt, net is presented in the table below (Dollars in thousands):

Total debt, net	$5,615,222
Adjustments:
Unamortized premiums, discounts, and debt issuance costs	(7,562)
Cash and cash equivalents-unrestricted	(46,507)
Marketable securities	(184,574)
Net Indebtedness	$5,376,579

Adjusted EBITDA, annualized (1)	$970,040
Other EBITDA normalization adjustments, net, annualized (2)	-
Adjusted EBITDA, normalized and annualized	$970,040

Net Indebtedness Divided by Adjusted EBITDA, normalized and annualized	5.5

(1)	Based on the amount for the most recent quarter, multiplied by four.
(2)	Adjustments made for properties acquired or disposed of during the quarter, multiplied by four.

See Company's 10-K and 10-Q for additional disclosures

S-17.2

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Operating Income ("NOI") and Same-Property NOI Reconciliations

Net Operating Income ("NOI") and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenue less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (Dollars in thousands):

	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016
Earnings from operations	$112,669	$109,412	$334,147	$315,280
Adjustments:
Depreciation and amortization	117,451	110,467	350,893	329,847
Management and other fees from affiliates	(2,395)	(2,093)	(6,927)	(6,145)
General and administrative	9,788	9,647	30,726	28,527
Acquisition and investment related costs	324	284	1,154	1,379
NOI	237,837	227,717	709,993	668,888
Less: Non-same property NOI	(22,550)	(18,909)	(68,682)	(54,927)
Same-Property NOI	$215,287	$208,808	$641,311	$613,961

Public Bond Covenants

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company's unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company's ability to expand or fully pursue its business strategies. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company's indebtedness, which could cause those and other obligations to become due and payable. If any of the Company's indebtedness is accelerated, it may not be able to repay it. For risks related to failure to comply with these covenants, see "Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financing" in the Company's annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission ("SEC").

The ratios set forth on page S-6 in the section titled "Public Bond Covenants" are provided only to show the Company's compliance with certain specified covenants that are contained in indentures related to the Company's issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the Indenture dated April 10, 2017, filed by the Company as Exhibit 4.1 to the Company's Form 8-K, filed on April 10, 2017. These ratios should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

Secured Debt

Secured Debt means Debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The calculation of Secured Debt is set forth on page S-5.

See Company's 10-K and 10-Q for additional disclosures

S-17.3

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Unencumbered NOI to Adjusted Total NOI

This ratio is presented on page S-6 in the section titled "Selected Credit Ratios". Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an Encumbrance securing Debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended September 30, 2017, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended September 30, 2017 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in "Net Operating Income ("NOI") and Same-Property NOI Reconciliation" above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. The calculation of this ratio is presented in the table below (Dollars in thousands):

Annualized Q3'17 (1)
NOI	$951,348
Adjustments:
Other, net (2)	(3,953)
Adjusted Total NOI	947,395
Less: Encumbered NOI	(288,760)
Unencumbered NOI	$658,635

Encumbered NOI	$288,760
Unencumbered NOI	658,635
Adjusted Total NOI	$947,395

Unencumbered NOI to Adjusted Total NOI	70%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company's 10-K and 10-Q for additional disclosures

S-17.4